Exhibit 99.1

Contact:
Patriot National Bank	Christopher D. Maher	Robert F. O’Connell
900 Bedford Street	President & CEO	Sr. EVP & CFO
Stamford, CT 06901	203 251-8265	203 324-7500
Patriot National Bancorp Completes Operational Restructuring
Stamford, Connecticut — June 20, 2011, Patriot National Bancorp, Inc. (NASDAQ Global Market “PNBK,” “Patriot”), the parent of Patriot National Bank (“Bank”), today announced the completion of its operational restructuring phase. The 180-day recovery plan, designed and executed by new management, was aimed at restoring health and stability to the organization.
Below are key highlights of new management’s achievements since Closing:
•	Appointed Michael Carrazza as Board Chairman and Christopher Maher as President and CEO.
•	Engaged KPMG as Patriot’s new auditor.
•	Reduced non-performing assets by 76%. As of May 31, 2011 non-performing assets decreased to $26 million, down from $106 million at the end of 2010.
•	Right-sized the balance sheet; including an intentional shrinkage of total assets to $670 million as of May 31, 2011.
•	Reduced cost of deposits from 152 basis points to 113 basis points.
•	Consolidated four branch locations creating a $1.7 million reduction in overhead costs annually.
•	Implemented further cost savings initiatives to reduce expenses by $1.0 million annually.
•	Redeployed over $50 million of excess liquidity into short-duration earning assets, which will generate approximately $1.8 million in annual income.
•	Executed a Bank-wide reduction in force producing a $1.3 million annual savings in operations.
•	Recruited several new seasoned professionals in lending, IT and finance.
•	Re-launched lending efforts and built a strong pipeline of residential, commercial and C&I business.
•	Brought a three-year history of negative earnings to a near inflection point, which should restore profitability soon.

PNBK press release
June 20, 2011
“We are very pleased to announce the completion of our operational restructuring phase at Patriot,” stated Michael Carrazza, Chairman of the Board. “The results of our Recovery Plan tracked expectations, and our team executed within our 180-day target. With our turnaround initiatives behind us and earnings at a near inflection point, Patriot is now able to shift its focus toward asset growth.”
“The rapid pace of asset quality improvement underscores the stabilization of the balance sheet and has provided substantial cash flows for deployment into earning assets. While non-performing assets remain elevated they are much closer to normalized levels. Improving interest margins and sharply decreased operating expenses have fundamentally improved the bank’s capability to produce operating earnings,” said Christopher Maher, President and CEO.
About the Company
Patriot National Bank is headquartered in Stamford, Connecticut and currently has 15 full service branches, 12 in Connecticut and three in New York. It also has a loan production office in Stamford, CT.
Statements in this earnings release that are not historical facts are considered to be forward-looking statements. Such statements include, but are not limited to, statements regarding management beliefs and expectations, based upon information available at the time the statements are made, regarding future plans, objectives and performance. All forward-looking statements are subject to risks and uncertainties, many of which are beyond management’s control and actual results and performance may differ significantly from those contained in forward-looking statements. Bancorp intends any forward-looking statement to be covered by the Litigation Reform Act of 1995 and is including this statement for purposes of said safe harbor provisions. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Bancorp undertakes no obligation to update any forward-looking statements to reflect events or circumstances that occur after the date as of which such statements are made. A discussion of certain risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements is included in Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2010.
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Note: Transmitted on GlobeNewswire on June 20, 2011 at  _____  EDT.